CERTIFICATE OF LIMITED PARTNERSHIP
DOMESTIC LIMITED PARTNERSHIP

State Form 51586 (R10 / 05-24)

Indiana Code 23-16-3-2
23-0.5-9-10

FILING FEE: $100.00

ARTICLE I – NAME AND PRINCIPAL OFFICE			
Name of Limited Partnership *(The name must include the words Limited Partnership or an abbreviation thereof.)* Simon Property Group, L.P.			
Address of Principal Office *(number and street)* 225 West Washington Street	City Indianapolis	State IN	ZIP code 46204

ARTICLE II – REGISTERED AGENT INFORMATION			
To determine if your Registered Agent is a Commercial Registered Agent (CRA), go to INBIZ.in.gov.			
Provide either commercial registered agent or noncommercial registered agent information below.			
☑ Commercial registered agent	Name of registered agent *(Do not provide address.)* CT Corporation System		
OR			
☐ Noncommercial registered agent	Name of registered agent		
Address *(number and street) (A P.O. Box is not acceptable unless accompanied by a Rural Route number.)*	City	State IN	ZIP code
(OPTIONAL) E-mail address of the registered agent at which the registered agent will accept electronic service of process			
☑ By checking the box, the Signator(s) represent(s) that the Registered Agent named in this Certificate of Limited Partnership has consented to the appointment of Registered Agent.			

ARTICLE III – GENERAL PARTNERS	
State the names and business addresses of each general partner of the Limited Partnership. *(Please attach additional sheets if necessary.)*	
Name	**Address *(number and street, city, and state and ZIP code)***
Simon Property Group, Inc.	225 West Washington Street, Indianapolis, IN 46204

ARTICLE IV – PARTNERSHIP AGREEMENT *(optional)*
Attach herewith and designate as "Exhibit B" any matters or terms concerning the Limited Partnership that the general partners of the Limited Partnership wish to include.

ARTICLE V – DISSOLUTION OF THE LIMITED PARTNERSHIP
State the latest date upon which the Limited Partnership is to dissolve *(month, day, year)* December 31, 2096

SIGNATURE	
In Witness Whereof, the undersigned executes this Certificate of Limited Partnership and verifies, subject to penalties of perjury, that the statements contained herein are true this 14th day of May, 20 25.	
Signature [signature]	Printed name Steven E. Fivel